HANSEN, BARNETT & MAXWELL
A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS

MEMBER OF AICPA DIVISION OF FIRMS                                 (801) 532-2200
MEMBER OF SECPS                                               FAX (801) 532-7794
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES           345 East Broadway, Suite 200
                                                 Salt Lake City, Utah 84111-2693
                                                                 www.hbmcpas.com

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
First Scientific, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 2, 2000 with respect to the consolidated financial statements of First Scientific, Inc. and Subsidiary, and to the use of our report dated June 2, 2000 with respect to the financial statements of PureSoft Solutions, L.L.C., in a Registration Statement on Form SB-2 relating to the registration of 21,000,000 shares of common stock. We also consent to the use of our name and the rerference to us in the Experts section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell

HANSEN BARNETT & MAXWELL

Salt Lake City, Utah
January 12, 2001